EXHIBIT 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-90123, as amended, 2-97450, as amended, 33-3718, as amended, 33-8003, 33-14116, 33-37353, 33-39280, 33-40598, 333-03609, 333-32853, 333-32851 and 333-41464) of Caterpillar Inc. of our report dated January 18, 2001 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 2001 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-3 (Nos. 33-46194, 333-22041, 333-43133 and 333-43983) of Caterpillar Inc. of our report dated January 18, 2001 related to the consolidated financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 2001 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Peoria, Illinois
March 14, 2001